UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 12, 2008

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,

 including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby amends its Current Report on Form 8-K filed on June 11, 2008 (the “Original Form 8-K”) to provide information that was not determined or available at the time of the filing of the Original Form 8-K.  The Original Form 8-K was filed to report the appointment of James R. Sulat as a Class II director of the Company, effective as of June 5, 2008.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

As previously disclosed, on June 5, 2008 the Board of Directors (the “Board”) of the Company appointed James R. Sulat as a Class II director of the Company.

In connection with Mr. Sulat’s appointment, on September 12, 2008 Mr. Sulat was granted an option to purchase 30,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the common stock, which was the last sales price on September 11, 2008, or $14.79 per share.  These options will vest quarterly over the three years following the date of grant, subject to Mr. Sulat’s continued service on the Board.  The options were issued under the Company’s 2004 Stock Incentive Plan, as amended, pursuant to the terms and conditions of the Form of Nonstatutory Stock Option Agreement under such Plan. The Company’s form of Nonstatutory Stock Option Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and is incorporated herein by reference.  The Company’s Non-Employee Director Compensation Summary was filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1

Form of Nonstatutory Stock Option Agreement (Filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Commission File No. 0-50797, is incorporated herein by reference).

10.2

Non-Employee Director Compensation Summary (Filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Commission File No. 0-50797, is incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: September 16, 2008	By:	/s/ Richard P. Shea

Richard P. Shea Chief Financial Officer (Principal Financial Officer)